Exhibit 99.2
3rd Quarter 2008 Earnings Presentation December 4, 2008

Forward Looking Statements This presentation contains forward-looking statements with respect to our financial condition and business. All statements other than statements of historical fact made in this presentation are forward-looking. Such forward-looking statements include, among others, those statements including the words "expect", "anticipate", "intend", "believe", and similar language. These forward-looking statements involve certain risks and uncertainties. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressure in our industry; (2) fluctuations in the price of steel, aluminum, and other raw materials and our ability to maintain credit terms with our suppliers; (3) changes in general economic conditions; (4) our dependence on the automotive industry (which has historically been cyclical) and on a small number of major customers for the majority of our sales; (5) pricing pressure from automotive industry customers and the potential for re-sourcing of business to lower-cost providers; (6) changes in the financial markets or our debt ratings affecting our financial structure and our cost of capital and borrowed money; (7) the uncertainties inherent in international operations and foreign currency fluctuations; (8) our ability to obtain an amendment to the financial covenants in our senior secured credit facilities: and (9) the risks described in our most recent Annual Report on Form 10-K and our periodic statements filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this presentation.

Agenda 1. Financial Highlights & Q3 Overview Curt Clawson, President, CEO & Chairman of the Board 2. Operating in a Slowing Global Economy and Summary Fred Bentley, Chief Operating Officer 3. Financial Review Mark Brebberman, Vice President & CFO

BE A PREMIER AUTOMOTIVE SUPPLIER Be the lowest cost producer Have the best people in the industry Grow through maximizing our customer satisfaction Our Vision

Third Quarter Financial Highlights 2007 2008 Sales Adjusted EBITDA* ($ in millions) Core Operating Earnings* Free Cash Flow* (Excl. A/R Programs) 2007 2007 2007 2008 2008 2008 * Please refer to the appendix for the definition of these non-GAAP financial measures, reconciliations to the most comparative GAAP measure and an explanation on why management believes they provide useful information to investors $63M Q3 Highlights Adjusted EBITDA margin of 10% is level with 2007 Lower Free Cash Flow due primarily to one-time and temporary working capital items and timing of cash taxes 10% $6M $4M

Key Themes Good quarter given market conditions Cost structure from restructuring enabled us to absorb lower volumes during the quarter Most restructuring already completed Liquidity of $163M at or above historical levels Withdrawing guidance due to economic volatility and industry uncertainty Planning to renegotiate bank covenants in fiscal Q4 Good quarter given market conditions

Past Actions Improved Cost Structure Sold non-core businesses MGG '07, Brakes '07, Wabash Powertrain '07 , Suspension '05-'07, Hubs and Drums '05 Closed / Sold unprofitable wheel plants Georgia '08, Belgium '08, Huntington Indiana '06, California '05, Howell Michigan '05, Italy '05 Restructured wheels business unit Reduced senior leadership team from 12 to 5 Reduced U.S. employee compensation in 2006 Improved Pricing and Productivity Reduced working capital Improved Cost Structure Most restructuring is already completed 2008 announced divestitures and closures will result in $30-$40M annual savings

Improved Cost Structure EBITDA Margins Maintained EBITDA margin percentage on significantly lower volume Past restructuring actions have improved cost structure and allowed us to maintain margins on lower volumes during Q3 ($ in millions) 2008 Q3 2007 Q3 B/(W) Sales $ 497.0 $ 554.8 $ (57.8) EBITDA 50.3 55.8 (5.5) EBITDA % 10.1% 10.1% 0.0 ppts.

Q3 Liquidity Securitization/Revolver Detail at 10/31/08 ($ in millions) 10/31/08 Liquidity = $163M Limit Drawn A/R Programs Germany 33 33 Czech 18 18 U.S. 15 15 Revolver 124 16 Liquidity Ending Q3 liquidity of $163M Still have large amount of revolver availability at the end of Q3 Excludes $15M-$20M of existing credit lines in joint ventures and foreign subsidiaries

Liquidity 2005-2008 ($ in millions) $126M $120M $128M $163M Expiration of special terms Restructuring Working Capital - inventory builds to facilitate Gainesville closure, seasonality and market deterioration Q3 at or above historical liquidity levels Special terms Sale of Brakes Rights offering

Free Cash Flow ($ in millions) 2008 YTD Adjusted EBITDA $ 169 Interest & Taxes (77) Pension/OPEB (14) Capex (67) Restructuring/Special Terms (92) Working Capital/Other (47) Free Cash Flow $ (127) Right-sizing all elements for future Free Cash Flow Future Outlook Current tax planning expected to reduce future taxes Reduce to maintenance levels in near-term One-time items in 2008; restructuring expected to improve future profitability and cash flow Temporary inventory build for seasonality and market deterioration

Secured almost $300M in new and carry-over business through the third quarter Given current FX rates and metal pricing, would need about $300M in annual wins to remain at current sales levels Continue to diversify customer and geographic mix No platform greater than 4% of total sales On over 200 platforms Operating in a Slowing Global Economy 2008 Key Business Wins

Taking additional actions in response to softening markets Sold Hoboken, Belgium plant at the right time Gainesville, Georgia closure on track for year end SG&A reductions worldwide Capex and spending reductions Manufacturing costs flexed with volume reductions Eliminate employees, shifts, shorten work weeks, and take other wage and benefit actions 2008 estimated headcount reduction of 19% Operating in a Slowing Global Economy Additional Cost Saving Actions

Operating in a Slowing Global Economy Raw Material Update Metal prices declining - helps working capital Steel Minimal impact on 2008 earnings Working on 2009 prices and will know outcome in Q1 Aluminum Declined to a rate of approximately $1,700/ton Pass-through pricing for HLI - but impact to earnings based on timing

Q3 Results Strong performance given market conditions Restructuring strategy and investment in high- growth/leading-cost regions has mitigated the impact of economic downturn during Q3 Difficult restructuring mostly completed Operating in a Slowing Global Economy Continue to win diversified business Continue cost reduction, working capital, and Capex actions to minimize impact of lower volumes Will have 2009 steel update in Q1 Summary

Financial Review

Q3 2008 vs. Q3 2007 Financial Summary ($ in millions) Third Q3 2008 Year to YTD 2008 Quarter B/(W) than Date B/(W) than 2008 2007 2008 2007 Income Statement Net Sales $ 497.0 $ (57.9) $ 1,634.3 $ 36.7 Adjusted EBITDA(1) 50.3 (5.5) 168.9 17.2 Adjusted EBITDA margin 10.1% 0.1ppts. 10.3% 0.8ppts. Core Operating Earnings(1) 21.6 (3.9) 80.6 15.9 Net Loss(2) (10.4) 52.3 (70.2) 94.9 Cash Flow Capital Expenditures (24.1) (0.8) (67.1) (3.0) Free Cash Flow(1) (excl. A/R Programs) (37.5) (63.1) (126.6) (134.6) 1 Please refer to the appendix for a reconciliation of this non-GAAP financial measure. 2 Includes discontinued operations ($ in millions)

Q3 2008 vs. Q3 2007 Change in Net Sales ($ in millions) Sale of Hoboken, Belgium aluminum wheel plant Primarily decreased volumes partially offset by favorable mix ($58) ($40) ($4) $2 ($16) 2007 2008 Metal FX Sale of Business Change Volume/Price/Mix 18

Q3 2008 vs. Q3 2007 Change in Core Operating Earnings ($ in millions) $25.5 $21.6 $8.1 ($ 3.9) ($9.0) ($3.0) 2007 2008 Productivity/ Economics/ Change FX Other Volume/ Price/Mix Primarily decreased volumes partially offset by favorable mix Productivity improvements more than offsetting inflation

Q3 2008 vs. Q3 2007 Change in Free Cash Flow (Excl. A/R Programs) ($ in millions) Adjusted EBITDA ($6M) Working Capital (primarily one-time or temporary) ($47M) Cash tax timing ($7M) Other ($5M) $25.6 ($37.5) ($63.1) ($64.9) ($0.8) $2.6 2007 Cap Ex Asset Sales 2008 Change Cash from Operations

2008 Outlook Withdrawing guidance due to economic volatility and industry uncertainty Past restructuring and cost savings actions have allowed us to maintain margins in Q3 Continue restructuring and cost actions to minimize ongoing impact of global market declines Planning to renegotiate bank covenants in fiscal Q4

Appendix

Top Selling Platforms

HAYES LEMMERZ
INTERNATIONAL, INC.

Top 15 Platforms

OEM	NAMEPLATE	REGION
Diamler	A-Class	EU
Honda	Civic/CR-V	EU/SA/NA
Renault/Nissan	Clio/Micra	EU/SA/NA
GM	Cobolt/Astra/Zafira	EU/SA/NA
GM	Corsa/Punto	EU
VW	Fabia/Fox/Polo	EU
Ford	Fiesta/Fusion	EU/SA/NA
Ford	Focus	EU/NA
Toyota	Fortuner/Hilux	SA/Asia
Ford	Freelander/Mondeo	EU/Africa
Renault/Nissan	Frontier/Xterra	NA
GM	Malibu	EU/NA
Renault/Nissan	Megane/Serena	Asia
GM	Sierra/Silverado	NA
Ford	Transit	EU

SA = South America; EU = Europe; NA = North America

% of Sales


Top 15 Platforms 31.3%
Other Platforms 68.7%

- **No platform greater than 4% of total revenue**
- **Portfolio mix minimizes risk**

Diverse product portfolio – over 200 platforms worldwide

23

Capital Structure ($ in millions) 10/31/08 Debt Term Loan B $335 Senior Notes 170 Revolving Credit Facility 16 Other 49 Total Debt $570 Cash 57 Net Debt $513 Minority Interest 67 Book Equity 98 Total Capitalization $678 Net Debt/LTM Adj. EBITDA 2.5 Capital Structure ($ in millions) ($ in millions) $487 $14 $30 $6 2008 2009 2010-2013 2014-2015 *2009 excludes debt maturity of $33M German A/R program, which we expect to renew annually. *Excludes pre-payments No significant debt maturities until 2014 Debt Maturities

Non-GAAP Financial Information Free Cash Flow ($ in millions) ($ in millions) Third Third Q3 2008 Quarter Quarter B/(W) than 2008 2007 2007 Net Loss from Continuing Ops ($8.1) ($62.7) $54.6 Non-Cash and Non-Operating Expenses 6.4 75.9 (69.5) Depreciation & Amortization 25.8 29.2 (3.4) Working Capital & Other, less A/R Programs (40.5) 6.1 (46.6) Cash from Operations, Excl. A/R Programs ($16.4) $48.5 ($64.9) A/R Securitization Programs 8.1 (4.4) 12.5 Cash from Operations ($8.3) $44.1 ($52.4) Capital Expenditures (24.1) (23.3) (0.8) Asset Sales 3.0 0.4 2.6 Free Cash Flow ($29.4) $21.2 ($50.6) Free Cash Flow excl. A/R Programs (37.5) 25.6 (63.1)

Non-GAAP Financial Information Adjusted EBITDA ($ in millions) ($ in millions) Q3 2008 Third Third Increase/ Quarter Quarter (Decrease) 2008 2007 from 2007 Net loss ($10.4) ($62.7) $52.3 Loss from Discontinued Operations 2.3 - 2.3 Minority Interest 3.9 5.9 (2.0) Income Tax Provision 12.5 16.7 (4.2) Other Non-Operating Expenses 0.1 (1.4) 1.5 Interest Expense, Net 12.2 13.9 (1.7) Loss on Early Extinguishment of Debt - - - Earnings From Operations 20.6 (27.6) 48.2 Depreciation and Amortization 25.8 29.2 (3.4) EBITDA 46.4 1.6 44.8 Asset Impairments and Other Restructuring 2.7 50.0 (47.3) Post-Emergence Chapter 11 Related Costs 0.2 0.7 (0.4) Equity Compensation Expense 1.6 3.9 (2.3) Other (Incl. Severance and G/L on Sale of Assets) (0.6) (0.4) (0.3) Adjusted EBITDA $50.3 $55.8 ($5.5)

Non-GAAP Financial Information Core Operating Earnings ($ in millions) ($ in millions) Third Third Q3 2008 Quarter Quarter B/(W) than 2008 2007 2007 Earnings from Operations $20.6 ($27.6) $48.2 Anti-Dilution Adjustment to Long-Term Incentive Plan 0.2 1.9 (1.7) Fees and services related to balance sheet restructuring - - - (Gain)/Loss on Sale of Fixed Assets (2.1) 0.5 (2.7) Post-Emergence Chapter 11 Related Costs 0.2 0.7 (0.4) Asset Impairments and Other Restructuring Charges 2.7 50.0 (47.3) Core Operating Earnings $21.6 $25.5 ($3.9)

Non-GAAP Financial Measures Adjusted EBITDA: EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude asset impairment losses and other restructuring charges, reorganization items and other items. Management references these non-GAAP financial measures frequently in its decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. The Company uses Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA.

Non-GAAP Financial Measures Core Operating Earnings: Core operating earnings is defined as earnings from operations less asset impairments and restructuring charges, post-emergence chapter 11 related costs, gains and losses on sales of assets, and other special items that are of an infrequent or unusual nature. Core operating earnings is used by management as a non-GAAP financial measure because it is more indicative of operating performance due to exclusion of non-operating, infrequent, or unusual items. Free Cash Flow: Free cash flow is defined as cash from operating activities minus capital expenditures plus cash from or less cash used in the sale of assets. Free cash flow is used by management as a non-GAAP financial measure because it identifies the amount of cash available to meet principal debt amortization requirements or make corporate investments.